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                                                                    Exhibit 10.1

                        FIRST AMENDMENT TO THE AGREEMENT

                           AMONG CERTAIN STOCKHOLDERS

                       OF SOUTHERN PERU COPPER CORPORATION


         This First Amendment, dated June 11th., 2001, to the Agreement Among Certain Stockholders of Southern Peru Copper Corporation, dated as of January 2, 1996 (the "Agreement"), is entered into by and among Southern Peru Copper Corporation (the "Corporation"), the other parties to the Agreement, and Grupo Mexico, S.A., de C. V. ("Grupo Mexico").


RECITALS


         WHEREAS, Grupo Mexico has acquired all of the outstanding equity securities of ASARCO Incorporated;

         WHEREAS, the Board of Directors of the Corporation has recommended to the stockholders of the Corporation that Section 4.9 (a) of the Corporation's Restated Certificate of Incorporation be amended to read in its entirety as set forth in Exhibit 1 hereto, (the "Restated Certificate of Incorporation Amendment"); and,

         WHEREAS, the parties hereto wish to effect a corresponding amendment to the Agreement to substitute Grupo Mexico for ASARCO Incorporated as a Founding Stockholder under the Agreement;

       NOW, THEREFORE, effective upon, and subject to, the Restated Certificate of Incorporation Amendment becoming effective under the laws of the State of Delaware, the parties hereto agree as follows:

         1. The Agreement shall be amended so that the definition of "Founding Stockholder" in Section 1 of the Agreement shall read in its entirety as follows:

                  "Founding Stockholder" shall mean each of Grupo Mexico, S.A. de C.V., Cerro Trading Company, Inc., and Phelps Dodge Overseas Capital Corporation and their respective successors and assigns qualifying pursuant to Section 4.3 hereof; PROVIDED that each of Cerro Trading Company, Inc. and Phelps Dodge Overseas Capital Corporation shall remain a Founding Stockholder for purposes hereof only for such time as it would also qualify as an Affiliate of the Marmon Corporation or Marmon Holdings, Inc., or Phelps Dodge Corporation, or their respective successors, as the case may be.

         2. Section 2.5 of the Agreement shall be amended to read in its entirety as follows:

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              "2.5. SHARES LEGEND. Certificates representing Class A Common
                  Stock shall bear the following legend until termination of this Agreement:


                      "THE SHARES OF CLASS A COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO PROVISIONS CONTAINED IN THE AGREEMENT AMONG CERTAIN STOCKHOLDERS OF SOUTHERN PERU COPPER CORPORATION DATED AS OF JANUARY 2, 1996, AS AMENDED BY A FIRST AMENDMENT THERETO DATED JUNE 11Th., 2001, COPIES OF WHICH ARE ON FILE IN THE OFFICE OF THE SECRETARY OF SOUTHERN PERU COPPER CORPORATION."

         3. The Agreement shall be binding upon and inure to the benefit of and be enforceable by Grupo Mexico, and Grupo Mexico hereby unconditionally assumes, and agrees to honor and discharge, all of Asarco, Incorporated's obligations of any nature under the Agreement in accordance with the terms thereof. Grupo Mexico shall cause any of its Affiliates which receives an assignment of shares of Class A Common Stock at or before or after the time at which the amendment referred to in Section 1 becomes effective to agree in writing at the time it receives such assignment to be bound by the terms of the Agreement, and each such Affiliate shall be treated as an assignee of Grupo Mexico's rights and obligations pursuant to
            Section 4.3 of the Agreement, and the Agreement shall be binding upon and inure to the benefit of and be enforceable by such Affiliate.

               IN WITNESS WHEREOF, the parties have executed this Amendment
            No 1 as of the date first above written.


SOUTHERN PERU COPPER CORPORATION       PHELPS DODGE OVERSEAS CAPITAL CORPORATION


By: /s/ German Larrea Mota-Velasco     By: /s/ J. Steven Whisler
-----------------------------------    -----------------------------------------
Name:  German Larrea Mota-Velasco      Name:  J. Steven Whisler
Title: Chairman                        Title: President
1150 North 7th Ave.                    2600 North Central Avenue
Tucson, AZ, 85705-0747                 Phoenix, Arizona 85004
Telecopier No: (1-520) 798-7747        Telecopier Number: (1-602) 234-8050


ASARCO INCORPORATED                    CERRO TRADING COMPANY, INC.


By: /s/ German Larrea Mota-Velasco     By: /s/ Robert A. Pritzker
-------------------------------------  ----------------------------------------
Name:  German Larrea Mota-Velasco      Name:  Robert A. Pritzker
Title: Chairman                        Title: President
1150 North 7th Ave.                    225 West Washington Street, Suite 1900
Tucson, AZ, 85705-0747                 Chicago, IL, 60606
Telecopier No. (1-520) 798-7747        Telecopier No. (-312) 372-9586

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GRUPO MEXICO, S.A. DE C.V.


By: /s/ German Larrea Mota-Velasco
------------------------------------
Name:  German Larrea Mota-Velasco
Title: Chairman
Baja California No 200,
Col. Roma Sur 06760, Mexico, D.F.
Telecopier No.: (52-5) 564-7066

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                                         EXHIBIT 1

                                         To the First Amendment to the Agreement
                                         among Certain Stockholders of SOUTHERN
                                         PERU COPPER CORPORATION

Section 4.9 (a) of the Corporation's Restated Certificate of Incorporation is to be amended to read in its entirety as follows:

         4.9. "CONVERSION RIGHTS. (a) AUTOMATIC CONVERSION. Each share of Class A Common Stock shall convert automatically into one fully paid and non-assessable share of Common Stock upon (i) the sale, gift, or other transfer of such share of Class A Common Stock to a party other than a Founding Stockholder or its Affiliate (as such terms are defined below) or (ii) the ownership of such share of Class A Common Stock by any person other than a Founding Stockholder or its Affiliate. In addition, all outstanding shares of Class A Common Stock shall convert automatically into an equal number of fully paid and non-assessable shares of Common Stock upon the date on which the Founding Stockholders and their Affiliates (in the aggregate) no longer own at least 35% of the outstanding Common Shares. Each of the foregoing automatic conversion events shall be referred to hereinafter as an "Event of Automatic Conversion."

         For purposes of this Paragraph 4.9, the term "Affiliate" of a Person shall mean any Person (other than the Corporation) that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the first Person. For the purposes of the above definition, the term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), shall mean the possession, directly or indirectly, of more than 50% of the then outstanding voting stock entitled to elect directors of such Person; the term "Person" shall mean any natural person, firm, partnership, association, corporation, company, trust, business trust, joint venture, unincorporated organization or government or any department or agency thereof. Additionally, for the purposes of this Paragraph 4.9, the term "Founding Stockholder" shall mean each of Grupo Mexico, S. A. de C. V., Cerro Trading Company, Inc. and Phelps Dodge Overseas Capital Corporation and their respective successors; PROVIDED that each of Cerro Trading Company, Inc. and Phelps Dodge Overseas Capital Corporation shall remain a Founding Stockholder for purposes hereof only for such time as it would also qualify as an Affiliate of The Marmon Corporation or Marmon Holdings, Inc. or Phelps Dodge Corporation, or their respective successors, as the case may be."

  June 11th, 2001